Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Aspyra, Inc.

Calabasas, CA

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-71599) and on Form S-3 (File No. 33-89278) of our report dated April 12, 2006, relating to the financial statements of Creative Computer Applications, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

BDO Seidman, LLP

Los Angeles, California

April 12, 2006